SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) April 27, 2009

BLACKSANDS PETROLEUM, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-51427	20-1740044
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

401 Bay Street, Suite 2700, PO Box 152

Toronto, Ontario Canada M5H 2Y4

_____________________________________________

(Address of principal executive offices) (Zip Code)

(416) 359-7805

__________________

(Registrant’s Telephone Number, Including Area Code)

___________________________________________________

(Former Name, Address and Fiscal Year, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 27, 2009, the Board of Directors amended the Company’s Bylaws to reduce the quorum required for a meeting of the shareholders from one-half of the total voting power of the Company entitled to vote to ten percent of the total voting power of the outstanding shares of the Company entitled to vote, and to further amend the Company’s Bylaws so that the power to call a special meeting of shareholders shall be vested in the Board of Directors, the Chairman of the Board, or the President of the Company.

The amendment to the Bylaws is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events

The press release dated April 30, 2009 relating to a corporate update is attached as Exhibit 99.2 and incorporated herein by reference. The corporate update relates to (i) the approval of an agreement in principle to sell a portion of the Company’s shares of Access Energy Inc. (“Access”), its majority-owned subsidiary, to the other shareholder of Access, (ii) a potential 1-for-3 reverse stock split, and (iii) the Board’s rescission of its approval of the pending grant of stock options under the amended 2008 Company Stock Option Plan. The Access transaction and reverse split will be subject to approval by the Company’s shareholders.

Item 9.01	Financial Statements and Exhibits
99.1	Bylaw Amendment
99.2	Press Release dated April 30, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Date: April 30, 2009	By:	/s/ Paul A. Parisotto
	Name:	Paul A. Parisotto
	Title:	President and Chief Executive Officer

EXHIBIT INDEX
99.1	Bylaw Amendment
99.2	Press Release dated April 30, 2009